                                                                    Exhibit 4.1


                      UNITED WISCONSIN GRAIN PRODUCERS, LLC
                             SUBSCRIPTION AGREEMENT
                                Membership Units

                                 $1,000 PER UNIT

                       10 UNIT MINIMUM PURCHASE ($10,000)

The undersigned subscriber, desiring to become a member of United Wisconsin Grain Producers, LLC ("UWGP"), a Wisconsin limited liability company, with its principal place of business at PO BOX 247 Richland Street, Friesland, Wisconsin, 53935, hereby subscribes for the purchase of the membership interests of UWGP, and agrees to pay the related purchase price, identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

   1.      Subscriber's Printed Name        ____________________________________
   2.      Title, if applicable:            ____________________________________
   3.      Subscriber's Address:
                Street                      ____________________________________
                City, State, Zip Code       ____________________________________

B. NUMBER OF UNITS PURCHASED. You must purchase at least 10 units. Your ownership interest may not exceed 30% of all of our outstanding membership units. Accordingly, assuming that we sell the minimum number of 19,250 Units in this Offering, you may not purchase more than 6,207 Units. We presently have 1,280 Units outstanding.

       -----------------------------


       -----------------------------




C.       PURCHASE PRICE. Indicate the dollar amount of your investment.

      1. Total Purchase Price         =         2. Ten Percent (10%) 1st       +      3. Ninety Percent (90%) 2nd
         --------------------                      ----------------------                -------------------------
($1,000 per Unit  multiplied  by the                   Installment                             Installment
number in box B above.)                               -----------                             -----------
                                             (10% of the Total Purchase Price)         (90%  of the  Total  Purchase
                                                                                       Price)
-------------------------------------       ----------------------------------        ------------------------------
                                        =                                         +
-------------------------------------       ----------------------------------        ------------------------------

D.       GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [Date of Effectiveness] (the "Prospectus") in its entirety including financial statements and exhibits for a complete explanation of an investment in UWGP. To subscribe, you must:

         1. Complete all information required in this Subscription Agreement, and date and sign this Subscription Agreement at page 5.
         2.       Complete all information required by the Member Signature Page of the Operating Agreement, and date and sign the Member Signature Page (the last page attached to this Subscription Agreement).

         3. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to "U.S. BANK -- ESCROW AGENT FOR UWGP". You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

         4. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and your agreement to grant UWGP a security interest in your membership units.

         5. Deliver each of the original executed documents referenced in Items 1, 2, and 4 of these Instructions, together with your personal check described in Item 3 of these Instructions to any one of the UWGP board members listed below or via mail to:

                        US Bank Corporate Trust Services
                    1555 North River Center Drive, Suite 301
                               Milwaukee, WI 53212

         6. Secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to "U.S. BANK -- ESCROW AGENT FOR UWGP" in satisfaction of the Promissory Note. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. Deliver this check to the same address set forth above in Instruction 5 within twenty (20) days of the date of UWGP's written notice that its sales of Units have exceeded the Minimum Escrow Deposit of $19,250,000.

Your funds will be placed in UWGP's escrow account US Bank Corporate Trust Services, and the funds will be released to UWGP or returned to you in accordance with the escrow arrangements described in the Prospectus. If UWGP rejects your subscription, your Subscription Agreement and investment will be returned to you within 30 days of such rejection, plus nominal interest, minus escrow fees. UWGP may not consider the acceptance or rejection of your subscription until a future date near the end of this Offering.

YOU MAY DIRECT YOUR QUESTIONS TO ONE OF OUR DIRECTORS LISTED BELOW OR TO UWGP AT
(920) 635-4282.

                                           Additional                                                  Additional
                        Telephone           Telephone                              Telephone           Telephone
     Director             Number             Number              Director            Number              Number
     --------           ---------          ----------            --------          ---------           ----------
Mr. Kevin M. Roche    (920) 210-2490                          Cal Dalton          (608) 429-2544      (608) 444-1571
William R.
Herrmann              (920) 623-3729                          Jerry Franz         (608) 635-4093
Robert Miller         (262) 966-2702                          Carl Benck          (920) 484-3943      (920) 948-3127
Bob Lange             (920) 623-3317                          Berwyn Westra       (920) 326-3885


E. ADDITIONAL SUBSCRIBER INFORMATION. The subscriber, named above, certifies the following under penalties of perjury:

         1. FORM OF OWNERSHIP. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

                    ?         Individual

                    ? Joint Tenants with Right of Survivorship (Both signatures must appear below)

                    ? Corporation or Partnership (Corporate Resolutions or Partnership Agreement must be enclosed)

                    ?         IRA

                    ?         KEOGH

                    ?         Pension or Profit Sharing Plan

                    ?         Trust

                              Trustee's Name: __________________________________

                              Trust Date: ______________________________________

                    ? Other: Provide detailed information in the space immediately below.

          2. SUBSCRIBER'S TAXPAYER INFORMATION. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to back up withholding. KEOGHS should provide the taxpayer identification number of the account and the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual subscribers and IRA subscribers should provide their social security number. Other entities should provide their taxpayer identification number.

                    ?         Check box if you are a non-resident alien

                    ? Check box if you are a U.S. citizen residing outside of the United States

                    ? Check this box if you are subject to backup withholding

                    Subscriber's Social Security No.
                                                     ---------------------------
                    Joint Subscribers Social Security No.
                                                           ---------------------
                    Taxpayer Identification No.
                                                --------------------------------

          3. MEMBER REPORT ADDRESS. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

                    Address:
                               -------------------------------------------------

                               -------------------------------------------------

          4.        STATE OF RESIDENCE.

                    State of Principal Residence:
                                                             -------------------

                    State where driver's license is issued
                                                             -------------------

                    State where income taxes are filed
                                                             -------------------

                    State(s) in which you have maintained your principal residence during the past three years:

                    ---------------------------------- -------------------------------- --------------------------------
                    a.                                 b.                               c.
                    ---------------------------------- -------------------------------- --------------------------------


          5. SUITABILITY STANDARDS. You cannot invest in UWGP unless you meet one, or more, of the suitability tests set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests above will be applied on a joint basis.

                    ? I (We) have annual income from whatever source of at least $30,000 and a net worth of at least $30,000, exclusive of home, furnishings and automobiles; or

                    ? I (We) have a net worth of at least $75,000, exclusive of home, furnishings and automobiles.

         6. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

                    By signing below the subscriber represents and warrants to UWGP that he, she or it:

                    a. has received a copy of and is familiar with and understands UWGP's Prospectus, and all modifications or supplements thereto ;
                    b. has relied solely upon the Prospectus in evaluating the purchase of the Units;
                    c. has been informed that the Units of UWGP are offered and sold in reliance upon a federal securities registration, Illinois, Ohio and Wisconsin securities registrations, and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;
                    d. has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Illinois, Ohio, and Wisconsin, and that UWGP is relying in part upon the representations of the undersigned Subscriber contained herein;
                    e. has been informed that the securities subscribed for have not been approved or disapproved by the Securities and Exchange Commission or the Illinois, Ohio and Wisconsin Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;
                    f. intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;
                    g. understands that there is no present market for UWGP's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;
                    h. has received a copy of the UWGP Operating Agreement, and understands that upon closing the escrow by UWGP, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;
                    i. understands that the Units are subject to substantial restrictions on transfer under federal and state securities laws along with restrictions in the UWGP Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;
                    j.   meets the suitability test marked in Item 5 above and
                         is capable of bearing the economic risk of this
                         investment, including the possible total loss of the investment;
                    k. understands that UWGP will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of UWGP in their sole discretion:

                              THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

                              THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

                    l. and that, to enforce the above legend, UWGP may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;
                    m. has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned's investment;
                    n. may not transfer or assign this subscription agreement, or any of the subscriber's interest herein;
                    o. has written his, her, or its correct taxpayer identification number under Item 2 on this subscription agreement; and
                    p. is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item 2 is checked).
                    q. understands that execution of the attached Promissory Note and Security Agreement will allow UWGP or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note; and
                    r. Acknowledges that UWGP may retain possession of certificates representing subscriber's Units to perfect its security interest in those Units.


SIGNATURE OF SUBSCRIBER/ JOINT SUBSCRIBER:

DATE:
            -----------------------------------------

INDIVIDUALS:                                                           ENTITIES:


--------------------------------------------------------    -------------------------------------------
     Name of Individual Subscriber (Please Print)             Name of Entity (Please Print)



--------------------------------------------------------    -------------------------------------------
     Signature of Individual                                  Print Name and Title of Officer



--------------------------------------------------------    -------------------------------------------
     Name of Joint Individual Subscriber (Please Print)           Signature of Officer




--------------------------------------------------------
     Signature of Joint Individual Subscriber

       ACCEPTANCE OF SUBSCRIPTION BY UNITED WISCONSIN GRAIN PRODUCERS, LLC

United Wisconsin Grain Producers, LLC hereby accepts the subscription for the above Units.

Dated this           day of                                        , 200       .
           ---------        ---------------------------------------     -------


UNITED WISCONSIN GRAIN PRODUCERS, LLC


By:
   ---------------------------------------


Its:
    --------------------------------------

                     PROMISSORY NOTE AND SECURITY AGREEMENT
                                 $1,000 PER UNIT
                       10 UNIT MINIMUM PURCHASE ($10,000)

Date of Subscription Agreement: ___________________________________, 200__.

                      Number of Units subscribed
---------------------

                      Total Purchase Price ($1,000 per Unit multiplied by number of Units subscribed)
---------------------

   (           )      Less Initial Payment (10% of Principal Amount)
---------------------

                      Principal Balance
---------------------

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of United Wisconsin Grain Producers, LLC, a Wisconsin limited liability company ("UWGP"), at its principal office located at PO BOX 247 Richland Street, Friesland, Wisconsin, 53935, or at such other place as required by UWGP, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the UWGP Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date.


The undersigned agrees to pay to UWGP on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys' fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Wisconsin.


The provisions of this Promissory Note and Security Agreement shall inure to the benefit of UWGP and its successors and assigns.


The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.


The undersigned grants to UWGP, and its successors and assigns ("Secured Party"), a purchase money security interest in all of the undersigned's Membership Units of UWGP now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated:              , 200  .
OBLIGOR/DEBTOR:                                         JOINT OBLIGOR/DEBTOR:


---------------------------------------------    -------------------------------------------
Printed or Typed Name of Joint Obligor           Printed or Typed Name of Obligor

By:                                             By:
   ------------------------------------------      -----------------------------------------
   [Signature)                                     [Signature)


---------------------------------------------
Officer Title if Obligor is an Entity


---------------------------------------------

---------------------------------------------
Address of Obligor

                              MEMBER SIGNATURE PAGE

                                     ADDENDA
                                     TO THE
                      UNITED WISCONSIN GRAIN PRODUCERS, LLC
                               OPERATING AGREEMENT


         The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in United Wisconsin Grain Producers, LLC (the "Company"), has received a copy of the Operating Agreement, dated November 2, 2001, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Agreement from and after the date of execution hereof.


INDIVIDUALS:                                                              ENTITIES:


---------------------------------------------------------------     ---------------------------------------------------
     Name of Individual Subscriber (Please Print or Type)                 Name of Entity (Please Print or Type)



---------------------------------------------------------------     ---------------------------------------------------
     Signature of Individual                                              Print Name and Title of Officer



---------------------------------------------------------------     ---------------------------------------------------
     Name of Joint Individual Subscriber (Please Print or Type)           Signature of Officer



---------------------------------------------------------------
     Signature of Joint Individual Subscriber


Agreed and accepted on behalf of the
Company and its Members:

UNITED WISCONSIN GRAIN PRODUCERS, LLC


By:
   ------------------------------------------------------------


Its:
    -----------------------------------------------------------